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                                                                  EXHIBIT 4.4
                                                                  CONFORMED COPY

                         PURCHASE AGREEMENT AMENDMENT


          Reference is made to the Purchase Agreement dated April 28, 1998 (the "Purchase Agreement"), among CDRJ Acquisition Corporation ("Acquisition Co."), Jafra Cosmetics International, S.A. de C.V. ("Jafra S.A."), CDRJ Investments
(Lux) S.A. ("Parent"), and Credit Suisse First Boston Corporation and Chase Securities Inc. (the "Purchasers") relating to $100,000,000 in aggregate principal amount of 11 3/4% Senior Subordinated Notes Due 2008 (the "Offered Securities") issued severally by Acquisition Co. and Jafra S.A. under the Indenture dated as of April 30, 1998, among Acquisition Co., Jafra S.A., Parent and State Street Bank and Trust Company, as trustee. All capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

          Each of the Subsidiary Guarantors named in Schedule B to the Purchase Agreement hereby agrees with the Purchasers that it shall hereby becomes a party to the Purchase Agreement whereupon it shall become fully liable, jointly and severally with Jafra S.A., for the performance of all obligations of Jafra S.A. contained therein, including those contained in Section 7 (Indemnification and Contribution), and shall be entitled to the benefits of all rights of Jafra S.A. contained therein, in each case to the same extent as if it had been party to the Purchase Agreement ab initio. Except as supplemented hereby, the Purchase Agreement shall continue in full force and effect.

          This instrument may be executed in counterparts, and shall be governed by, and shall be construed in accordance with the laws of the State of New York. Each Subsidiary Guarantor hereby submits to the jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceedings arising out of or relating to this Agreement or transactions contemplated hereby and appoints the U.S. Issuer as its authorized agent upon which process may be served in any such suit or proceedings. Each Subsidiary Guarantor further agrees to take any and all action as may be necessary to maintain such appointment of such agent in full force and effect for a period of three years from the date of this Agreement.

Date:  April 30, 1998


                                        Reday, S.A. de C.V.,


                                        By /s/ David A. Novak
                                          --------------------------------
                                          Name:  David A. Novak
                                          Title: Vice President


                                        Distribuidora Venus, S.A. de C.V.,


                                        By /s/ David A. Novak
                                          --------------------------------
                                          Name:  David A. Novak
                                          Title: Vice President


                                        Dirsamex, S.A. de C.V.,


                                        By /s/ David A. Novak
                                          --------------------------------
                                          Name:  David A. Novak
                                          Title: Vice President
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                                        Qualifax, S.A. de C.V.,


                                        By /s/ David A. Novak
                                          --------------------------------
                                          Name:  David A. Novak
                                          Title: Vice President


                                        Jafra Cosmetics, S.R.L.,


                                        By  /s/ David A. Novak
                                          --------------------------------
                                          Name:  David A. Novak
                                          Title: Vice President


                                        Consultoria Jafra, S.A. de C.V.,


                                        By /s/ David A. Novak
                                          --------------------------------
                                          Name:  David A. Novak
                                          Title: Vice President


The foregoing Purchase Agreement Amendment is hereby confirmed and accepted as of the date first above written.


Credit Suisse First Boston Corporation
Chase Securities Inc.


By:  Credit Suisse First Boston Corporation


     By /s/ M. Rod Rivera
       ------------------------------------
       Name:   M. Rod Rivera
       Title:  Director